UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 23, 2012

ROTOBLOCK CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-51428                        20-08987999

(Commission File Number) (IRS Employer Identification No.)

300 B Street, Santa Rosa, CA 95401

(Address of principal executive offices and zip code)

(707) 578-5220

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

On April 23. 2012, the Company issued a press release announcing its net consolidated 2011 earnings which resulted from its Agreement and Plan of Share Exchange with daifuWaste Managament Holding Limited. A copy of the press release is incorporated herein by reference and filed as Exhibit 99.1 to this report.

Item 9.01 Exhibits

Exhibit No. Description

99.1 Press Release dated April 23, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROTOBLOCK CORPORATION

By: /s/ Andrew P. Schneider

Chief Executive Officer

Dated: April 23, 2012

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